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                                                                      EXHIBIT 21

              SUBSIDIARIES OF SECURITY DYNAMICS TECHNOLOGIES, INC.

Subsidiary Name                                   Jurisdiction of Organization
---------------                                   ----------------------------

SD Securities Corp.                               Massachusetts

SD Investments Corp.                              Massachusetts

Security Dynamics (France) S.A.R.L.               France

Security Dynamics Technologies GmbH               Germany

Security Dynamics International Pte. Ltd.         Singapore

Security Dynamics Nordic A.S.                     Norway

RSA Data Security, Inc.                           Delaware

Nihon RSA Company, Ltd.                           Japan

RSA Technology Holdings, Inc.                     Delaware

DynaSoft AB                                       Sweden

Dynamic Software AB                               Sweden

DynaSoft Limited                                  United Kingdom

Securix, Inc.                                     California

Intrusion Detection Inc.                          New York

Security Dynamics Technologies Holdings, Inc.     Delaware

Security Dynamics Technologies Ireland Limited    Ireland

Security Dynamics Technologies (Malaysia)
Sdn Bhd                                           Malaysia